Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-109572) of STMicroelectronics N.V. of our report dated March 5, 2012, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers SA

/s/ Travis Randolph	/s/ Felix Roth
Travis Randolph	Felix Roth

Geneva, Switzerland

March 5, 2012